Exhibit 17.1

David Ross Cooper II

Boxabl Inc.

5345 E. N. Belt Road

Las Vegas, NV 89115

Attn: Paolo Tiramani and Martin Costas

December 12, 2025

Dear Paolo and Martin,

I have read the statements made by Boxabl Inc. (the “Company”) in the draft Form 8-K you have provided to me, which I understand will be filed with the Securities and Exchange Commission. I am in agreement with the statements contained in the draft Form 8-K under Item 5.02.

Very truly yours,

/s/ David Ross Cooper II
David Ross Cooper II